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                                                                    EXHIBIT 99.7


                            CARLYLE INDUSTRIES, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON ________, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




         The undersigned hereby constitutes and appoints Edward F. Cooke and Martin H. Neidell, or either of them acting singly, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of common stock and Series B preferred stock of Carlyle Industries, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York, on ______, 2002, at 11:00 a.m., and at any adjournment or adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

         1. The approval and adoption of an Agreement and Plan of Merger, dated as of May 24, 2002, by and among Levcor International, Inc. and the Company, providing for the merger of the Company with and into Levcor International, Inc.


                  [ ]    FOR           [ ]    AGAINST         [ ]   ABSTAIN


         2. To permit the Company's Board of Directors, in its discretion, to adjourn or postpone the Special Meeting of Stockholders if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Special Meeting of Stockholders to approve each proposal.


                  [ ]    FOR           [ ]    AGAINST         [ ]   ABSTAIN


         3. The proxy is authorized to transact such other business as may properly come before the Special Meeting.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF SAID PROXY ON ANY OTHER MATTER WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

         Shares cannot be voted unless this proxy card is signed and returned or shares are voted in person at the Special Meeting.

                        Dated _____________________, 2002



                         -------------------------------
                                   Print Name



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                         -------------------------------
                                    Signature


         Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in the partnership name by an authorized person.

  PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.


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